UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 7, 2015, Physicians Realty Trust (the “Company”) held the 2015 Annual Meeting of Shareholders in Milwaukee, Wisconsin (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company considered and voted on three proposals submitted for shareholder vote, each of which is more fully described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2015 (the “Proxy Statement”). The following is a brief description of the matters voted on at the Annual Meeting and the final results of such voting.

PROPOSAL ONE.                                        Election of Trustees. The individuals listed below were elected to the Board of Trustees of the Company, each of whom will serve until the next annual meeting of shareholders and until his respective successor is duly elected and qualified:

	For	Withheld	Abstained	Broker Non-votes
John T. Thomas	49,800,454	4,795,267	—	9,693,019
Tommy G. Thompson	47,462,363	7,133,358	—	9,693,019
Stanton D. Anderson	52,324,116	2,271,605	—	9,693,019
Mark A. Baumgartner	46,254,714	8,341,007	—	9,693,019
Albert C. Black, Jr.	52,257,045	2,338,676	—	9,693,019
William A. Ebinger, M.D.	53,430,495	1,165,226	—	9,693,019
Richard A. Weiss	30,720,112	23,875,609	—	9,693,019

PROPOSAL TWO.                                    Ratification of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015 was approved as follows:

For	Against	Abstained	Broker Non-votes
63,818,199	427,550	42,991	—

PROPOSAL THREE.                      Approval of Physicians Realty Trust 2015 Employee Stock Purchase Plan. A proposal to approve the Physicians Realty Trust 2015 Employee Stock Purchase Plan, a description of which is contained in the Proxy Statement, was approved as follows:

For	Against	Abstained	Broker Non-votes
53,968,297	449,268	178,156	9,693,019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

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